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                                                                     EXHIBIT 21


                               THRUSTMASTER, INC.

                              LIST OF SUBSIDIARIES


               NAME                           JURISDICTION OF INCORPORATION
               ----                           -----------------------------

ThrustMaster Foreign Sales Corporation